Exhibit 10.2

EXECUTION VERSION

TAX RECEIVABLE AGREEMENT

among

Change Healthcare LLC (f/k/a PF2 Newco LLC),

PF2 IP LLC,

PF2 PST Services, Inc.,

McKesson Corporation

and

HCIT Holdings, Inc.,

Dated as of March 1, 2017

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of March 1, 2017, is hereby entered into by and among (i) Change Healthcare LLC (f/k/a PF2 Newco LLC), a Delaware limited liability company (the “Company”), (ii) PF2 IP LLC, a Delaware limited liability (“IPCo”), (iii) PF2 PST Services, Inc., a Delaware corporation (“New PST”), each of the other persons from time to time party hereto (the “TRA Parties”), (iv) McKesson Corporation, a Delaware corporation (“MCK”), in its capacity as MCK Representative, (v) solely for purposes of Sections 2.03, 2.04, Section 7.07 and 7.10 and Article 6 hereof, HCIT Holdings, Inc., a Delaware corporation (“Echo”) and (vi) Change Healthcare Intermediate Holdings, LLC (f/k/a PF2 NewCo Intermediate Holdings, LLC), a Delaware limited liability company (“Intermediate Holdings”), Change Healthcare Holdings, LLC (f/k/a PF2 NewCo Holdings, LLC), a Delaware limited liability company (“Holdings”), Change Healthcare Holdings, Inc., a Delaware corporation, Change Healthcare Intermediate Holdings, Inc., a Delaware corporation, Change Healthcare, Inc. (“Change”), a Delaware corporation, Change Healthcare Operations, LLC, a Delaware limited liability company, Change Healthcare Solutions, LLC, a Delaware limited liability company, Change Healthcare Finance, Inc., a Delaware corporation, McKesson Technologies LLC, a Delaware limited liability company, PST Services LLC, a Georgia limited liability company (collectively and together with the Company, the “Company Parties”).

RECITALS

WHEREAS, the Company was formed on June 17, 2016;

WHEREAS, pursuant to an Agreement of Contribution and Sale dated as of June 28, 2016 (as amended or otherwise modified from time to time, the “Contribution Agreement”) by and among MCK, Change, the Echo Shareholders (as defined in the Contribution Agreement), Holdings, Intermediate Holdings and the Company, each of MCK and the Echo Shareholders agreed to contribute or sell (or agreed to cause to be contributed or sold) certain equity interests, assets, properties and businesses to the Company, and to take the other actions set forth therein;

WHEREAS, pursuant to the Contribution Agreement, MCK agreed to cause (a) IPCo to transfer to the Company the MCK IPCo Owned Intellectual Property (as defined in the Contribution Agreement) and the equity interests of the MCK DRE Contributed Entities (as defined in the Contribution Agreement) (the “IPCo Transfer”) and (b) New PST to transfer to the Company the Non-IP Contribution (as defined in the Contribution Agreement) (the “New PST Transfer”);

WHEREAS, in connection with the closing (the “Closing”) of the Contribution Agreement, the Company, IPCo, New PST and Echo entered into an Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “LLC Agreement”); and

WHEREAS, the parties to the Contribution Agreement and this Agreement desire the execution of this Agreement, and payments made hereunder to IPCo, to be treated for U.S. federal income tax purposes as consideration delivered by the Company to MCK for a portion of the property transferred in the IPCo Transfer (the “Sold Portion”) in a taxable exchange.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the terms set forth in this Article 1 shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Accelerated” or “Acceleration” is defined in Section 4.01(b) of this Agreement.

“Actual Consolidation Period” is defined in Section 3.03(d) of this Agreement.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for U.S. federal, state and local income Taxes of the Echo Group.

“Additional Amount” is defined in Section 3.01(b) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the Recitals of this Agreement.

“Amended Schedule” is defined in Section 2.04(b) of this Agreement.

“Basis Adjustment” means an adjustment to the tax basis of a Reference Asset transferred in the New PST Transfer as the direct or indirect result of the failure (in whole or part) of the New PST Transfer to qualify under Section 721(a) as a contribution of property in exchange for the Units set forth in Section 3.02(a)(v) of the Contribution Agreement (including an adjustment to the tax basis of a Reference Asset with respect to a Member pursuant to Section 743), other than to the extent the New PST Transfer is taxable by reason of entering into this Agreement or due to the adjustment payments under Section 2.03 of the Contribution Agreement.

A “Beneficial Owner” of a security, is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of Echo.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Change of Control” means the occurrence of any of the following events:

(a)

prior to an IPO, (i) any acquisition, merger or consolidation of Company by, with or into any other entity or any other similar transaction (including through an acquisition of shares of Echo), whether in a single transaction or series of related transactions, in which (A) the Members and their Affiliates immediately prior to such transaction in the aggregate cease to Beneficially Own more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its equity holders) or (B) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto (a “Group”) (other than a Group composed solely of members of the Company and their respective Affiliates) becomes the Beneficial Owner of more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its equity holders), (ii) any transaction or series of related transactions in which more than 50% of the Company’s general voting power is transferred to or acquired by any Person or Group (other than a Group composed solely of members of the Company and their respective Affiliates), including through an acquisition of shares of Echo or (iii) the sale or transfer by the Company of all or substantially all of its assets; provided, however, that, in determining whether a Change of Control under this clause (a) has occurred, transfers to any Permitted Transferee (as defined in the LLC Agreement) shall not be taken into account;

(b)

following an IPO and excluding stockholders who become stockholders pursuant to the Qualified MCK Exit, any Person or any Group, excluding a corporation or other entity owned, directly or indirectly, by the stockholders of Echo in substantially the same proportions as their ownership of stock in Echo, is or becomes the Beneficial Owner, directly or indirectly, of securities of Echo representing more than 50% of the combined voting power of Echo’s then outstanding voting securities immediate prior to such Person or Group becoming a Beneficial Owner;

(c)

following an IPO, the following individuals cease for any reason to constitute a majority of the number of directors of Echo then serving: individuals who, immediately following the Qualified MCK Exit, constitute the Board and any new director whose appointment or election by the Board or nomination for election by Echo’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately following the Qualified MCK Exit or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (c);

(d)

following an IPO, there is consummated a merger or consolidation of Echo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (ii) the voting securities of Echo immediately prior to such merger or consolidation do not continue to represent or are not converted or exchanged into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(e)

the shareholders of Echo approve a plan of complete liquidation or dissolution of Echo or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Echo of all or substantially all of Echo’s assets, other than such sale or other disposition by Echo of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of Echo in substantially the same proportions as their ownership of Echo immediately prior to such sale.

Notwithstanding the foregoing, (i) a “Change of Control” shall be deemed not to have occurred by reason of an Exchange (as defined in the LLC Agreement) and (ii) except with respect to clause (c) and clause (d)(i) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Echo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Echo immediately following such transaction or series of transactions. For the avoidance of doubt, neither an IPO nor a Qualified MCK Exit shall constitute a “Change of Control.”

“Change of Control Termination Rate” means, (i) in the case of Change of Control that occurs prior to the second anniversary of a Qualified MCK Exit, 10% per annum, compounded annually and (ii) otherwise, the lesser of (a) 6.5% per annum, compounded annually, and (b) LIBOR plus 200 basis points.

“Change TRA” means the Tax Receivable Agreement dated as of February 28, 2017 among Change, Echo, the Company, the Blackstone Representatives (as defined therein), the H&F Representatives (as defined therein), the other Change Shareholders (as defined therein) and the Company Parties.

“Closing” is defined in the Recitals of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” is defined in the Recitals of this Agreement.

“Contribution Agreement” is defined in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The term “Controlled” shall have the correlative meaning.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Echo Group, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax and shall also include the acquiescence of the Echo Group to the amount of any assessed liability for Tax.

“Dispute” is defined in Section 7.09(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment Amount.

“Early Termination Effective Date” is defined in Section 4.02 of this Agreement.

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(a) of this Agreement.

“Early Termination Payment Amount” is defined in Section 4.03(b) of this Agreement.

“Early Termination Rate” means the lesser of (a) 6.5% per annum, compounded annually, and (b) LIBOR plus 200 basis points.

“Echo” is defined in the Recitals of this Agreement.

“Echo Group” means (a) the consolidated U.S. federal income tax group of which Echo is the common parent (or any successor to any such group), (b) if Echo is not the common parent of a consolidated U.S. federal income tax group, each person (other than MCK and its affiliates) that owns an interest in the Company (e.g., Echo, to the extent that Echo is not the parent of a consolidated group), (c) for purposes of determining Realized Tax Benefits and Realized Tax Detriments for applicable state or local purposes, a group of companies owned directly or indirectly by Echo that together file a state or local Tax Return on an affiliated, consolidated, combined or unitary basis and (d) any Person that holds any Reference Asset and is Controlled by Echo.

“Echo Return” means the federal and/or state and/or local Tax Return, as applicable, of the Echo Group filed with respect to Taxes of any Taxable Year.

“Expert” is defined in Section 7.10 of this Agreement.

“Hypothetical Consolidation Period” is defined in Section 3.03(e) of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, subject to Section 3.03, the liability for Taxes of the Echo Group but using the Non-Stepped Up Tax Basis and excluding any deduction attributable to Imputed Interest for the Taxable Year. Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to a Reference Asset.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local Tax law with respect to the payment obligations of the Company in respect of such TRA Party under this Agreement.

“IPCo” is defined in the Recitals of this Agreement.

“IPCo TRA Payment” means, with respect to a New PST TRA Period, the difference between (i) the Tax Benefit Payment with respect to such New PST TRA Period and (ii) the New PST TRA Payment with respect to such New PST TRA Period.

“IPCo Transfer” is defined in the Recitals of this Agreement.

“IPO” means (a) a Qualified IPO or (b) if a Qualified IPO has not yet occurred, a public offering registered under the Securities Act (or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time) of Echo Shares (as defined in the LLC Agreement) pursuant to which Echo Shares are listed for trading on The New York Stock Exchange, the NASDAQ Stock Market, or any other securities exchange or quotation system in any jurisdiction that has been agreed to by the Initial Members (as defined in the LLC Agreement) in writing.

“IPO Preference Period” shall have the meaning set forth in the LLC Agreement as in effect on the date hereof.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” is defined in the Recitals of this Agreement.

“Material Objection Notice” is defined in Section 4.02 of this Agreement.

“MCK” is defined in the Recitals of this Agreement.

“MCK Exit Window” shall have the meaning set forth in the LLC Agreement as in effect on the date hereof.

“MCK IPCo Owned Intellectual Property” shall have the meaning set forth in the Contribution Agreement.

“MCK Representative” means MCK.

“Member” has the meaning set forth in the LLC Agreement as in effect on the date hereof.

“Merger” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger of PF2 SpinCo LLC, a Delaware limited liability company, and Echo.

“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.

“New PST TRA Payment” means, with respect to a New PST TRA Period, the product of (i) the Tax Benefit Payment with respect to such New PST TRA Period and (ii) the New PST TRA Ratio with respect to such New PST TRA Period.

“New PST Period” is defined in Section 7.01 of this Agreement.

“New PST TRA Ratio” means, with respect to a New PST TRA Period, the quotient of (i) the Tax Benefit Payment with respect to such New PST TRA Period if the Transferred Basis were not taken into account in determining such Tax Benefit Payment and (ii) the Tax Benefit Payment with respect to such New PST TRA Period.

“Non-IP Contribution” has the meaning set forth in the Contribution Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, (a) if the Reference Asset was transferred in the IPCo Transfer (or any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect thereto), a Tax basis of zero dollars and (b) with respect to any other Reference Asset, the Tax basis that such Reference Asset would have had at such time if there had been no Basis Adjustment with respect to such Reference Asset.

“Objection Notice” is defined in Section 2.04(a) of this Agreement.

“Overpaid Party” is defined in Section 3.03(g).

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Qualified IPO” shall have the meaning set forth in the LLC Agreement as in effect on the date hereof.

“Qualified MCK Exit” shall have the meaning set forth in the LLC Agreement as in effect on the date hereof.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.10 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.04(a) of this Agreement.

“Reference Asset” means (a) any asset transferred to the Company in the IPCo Transfer or the New PST Transfer and (b) any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to an asset described in clause (a).

“Schedule” means any of the following: (a) a Tax Basis Schedule, (b) a Tax Benefit Schedule or (iii) the Early Termination Schedule.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Obligations” is defined in Section 5.01 of this Agreement.

“Sold Portion” is defined in the Recitals of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Basis Schedule” is defined in Section 2.01 of this Agreement.

“Tax Benefit Payment” is defined in Section 3.01(a) of this Agreement.

“Tax Benefit Payment Amount” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.03(a) of this Agreement.

“Tax Receivable Agreements” means this Agreement and the Change TRA.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Echo Group as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the first date on which MCK ceases to own, directly or indirectly, at least 20% of the total outstanding Units.

“Taxes” means any and all taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi- governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Parties” is defined in the Recitals of this Agreement.

“Transferred Basis” means, with respect to any Reference Asset transferred in the IPCo Transfer (or any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to any such Reference Asset), the Tax basis of such Reference Asset from time to time, taking into account any increase in such basis by reason of a payment under this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Underpaid Party” is defined in Section 3.03(g).

“Units” shall have the meaning set forth in the LLC Agreement as in effect on the date hereof.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date:

(a)

the Echo Group will have taxable income sufficient to fully utilize (i) the deductions arising from Transferred Basis, the Basis Adjustments (if any) and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Transferred Basis, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available and (ii) any loss or credit carryovers generated by deductions arising from Transferred Basis, Basis Adjustments or Imputed Interest that are available as of the date of such Early Termination Date that have not been previously utilized in determining a Tax Benefit Payment Amount as of the date of such Early Termination Date, subject to all applicable limitations on the use of such loss or credit carryovers,

(b)

the United States federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, and

(c)

any loss or credit carry carryovers described in clause (a)(ii) available as of the date of the Early Termination Date will be utilized by the Echo Group on a pro rata basis from the Early Termination Date through the scheduled expiration date of such loss or credit carryovers.

ARTICLE 2

DETERMINATION OF CERTAIN REALIZED TAX BENEFITS

Section 2.01. Tax Basis. Within ninety (90) calendar days after the filing of the IRS Form 1065 for the Company for the taxable year of the Company that includes the Closing, the Company shall deliver to each TRA Party a schedule (the “Tax Basis Schedule”) that provides the information necessary to perform the calculations required by this Agreement, including (a) the Transferred Basis and Basis Adjustment in each Reference Asset in respect of such TRA Party and (b) the period (or periods) over which each Reference Asset is amortizable and/or depreciable.

Section 2.02. Timing of Tax Benefit Payments. For the avoidance of doubt, no Tax Benefit Payments shall be payable hereunder for any period that is not a Taxable Year.

Section 2.03. Tax Benefit Schedule. (a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the Echo Return for any Taxable Year, Echo and the Company shall provide to each TRA Party a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment Amount in respect of such TRA Party for such Taxable Year and the calculation of the Realized Tax Benefit or Realized Tax Detriment, as the case may be, and components thereof (a “Tax Benefit Schedule”). Each Tax Benefit Schedule shall include a statement from the chief financial officer of Echo to the effect that the computations reflected in the Tax Benefit Schedule have been made without regard to any transaction a significant purpose of which is to reduce or defer any Tax Benefit Payment (including any rates of interest hereunder). If the chief financial officer of Echo determines that it is necessary to adjust any computations reflected in a Tax Benefit Schedule in order to provide the certification required by the preceding sentence, then the chief financial officer will be permitted to make such adjustments in a manner reasonably acceptable to the TRA Party for which the Tax Benefit Schedule is being prepared (and, for the avoidance of doubt, the Tax Benefit Payment Amount reflected on this adjusted Tax Benefit Schedule shall be used for purposes of determining the corresponding Tax Benefit Payment and shall ignore any such transactions a significant purpose of which was to reduce or defer any Tax Benefit Payment). Each Tax Benefit Schedule will become final as provided in Section 2.04(a) and may be amended as provided in Section 2.04(b) (subject to the procedures set forth in Section 2.04(b)).

(b) Applicable Principles. Subject to Section 3.03, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Echo Group for such Taxable Year attributable to the Transferred Basis, the Basis Adjustments and Imputed Interest determined using a “with and without” methodology. Deductions, carryovers or carrybacks of any Tax item attributable to Transferred Basis, the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax laws, as applicable, governing the use, limitation and expiration of the deductions, carryovers or carrybacks of the relevant type. The parties agree that (i) all Tax Benefit Payments and other payments under this Agreement (to the extent permitted by law and other than amounts accounted for as interest under the Code) shall (A)(x) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets and (y) to the extent attributable to the use or deemed use of items of loss or deduction arising from Transferred Basis, be treated as a subsequent upward purchase price adjustment in respect of the Sold Portion that give rise to further Transferred Basis for the Company, and (B) have the effect of creating additional Basis Adjustments to Reference Assets or additional Transferred Basis, as the case may be, for members of the Echo Group in the year of payment, and (ii) as a result, such additional Basis Adjustments or Transferred Basis, as the case may be, will be incorporated into the current year calculation and into future year calculations, as appropriate. If a deduction, carryover or carryback of any Tax item includes a portion that is attributable to the Transferred Basis, the Basis Adjustments, and Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology.

Section 2.04. Procedures; Amendments. (a) Procedure. Every time Echo and the Company deliver to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.04(b), and any Early Termination Schedule or amended Early Termination Schedule, Echo and the Company shall also (x) deliver to such TRA Party schedules, valuation reports, if any, and work papers, as determined by Echo and the Company or requested by such TRA Party, providing reasonable detail regarding the preparation of the Schedule and (y) allow such TRA Party reasonable access at no cost to the appropriate representatives at Echo and the Company, as determined by Echo and the Company or requested by such TRA Party, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time Echo and the Company deliver to a TRA Party a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, Echo and the Company shall deliver to such TRA Party the applicable Echo Return, a reasonably detailed calculation by the Company of the applicable Hypothetical Tax Liability and a reasonably detailed calculation by the Company of the applicable Actual Tax Liability, as well as any other work papers as determined by Echo and the Company or requested by such TRA Party. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received the applicable Schedule or amendment thereto unless the MCK Representative (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Company and Echo with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Company and Echo. If the Company and Echo, on the one hand, and the MCK Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Company of an Objection Notice, the Company and Echo, on the one hand, and the MCK Representative shall employ the reconciliation procedures as described in Section 7.10 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Company and Echo (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Tax Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). Echo and the Company shall provide an Amended Schedule to each TRA Party within ninety (90) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

ARTICLE 3

TAX BENEFIT PAYMENTS

Section 3.01. Payments. (a) Payments. Within five (5) calendar days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.04(a), the Company shall pay such TRA Party, for the Taxable Year to which such Tax Benefit Schedule relates, an aggregate amount equal to the Tax Benefit Payment Amount in respect of such TRA Party for such Taxable Year as determined pursuant to Section 3.01(b) (each, a “Tax Benefit Payment”). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Company, or as otherwise agreed by the Company and such TRA Party. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments.

(b) A “Tax Benefit Payment Amount” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit to which such TRA Party is entitled (it being understood and agreed that, subject to Section 7.01 and prior to any assignment of its rights under this Agreement pursuant to 7.07, IPCo shall be entitled to the entire Net Tax Benefit for each Taxable Year) and the Additional Amount with respect thereto. For the avoidance of doubt, for Tax purposes, the Additional Amount shall not be treated as interest but instead shall be treated as described in Section 2.03(b)(i)(A), unless otherwise required by law. The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under Section 3.01(a) of this Agreement (excluding payments attributable to Additional Amounts); provided, for the avoidance of doubt, that no TRA Party shall be required to return any portion of any previously made Tax Benefit Payment. The “Additional Amount” in respect of a TRA Party shall equal the additional amount on the amount of the unpaid Net Tax Benefit to which such TRA Party is entitled for a Taxable Year, which interest shall accrue on any unpaid Net Tax Benefit from and after the due date (without extensions) for filing the Echo Return for such Taxable Year, calculated at the Agreed Rate, until the date such unpaid amounts are paid. Notwithstanding anything to the contrary in this Agreement, (i) after any lump-sum payment under Article 4 of this Agreement in respect of present or future Tax attributes subject to this Agreement, the Tax Benefit Payment Amount, Net Tax Benefit and components thereof shall be calculated without taking into account any such attributes with respect to which such a lump sum payment has been made or any such lump-sum payment. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments shall be calculated by utilizing Valuation Assumptions (a) and (c), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.”

Section 3.02. No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.03. Pro Rata Payments. (a) Notwithstanding anything in Section 3.01 to the contrary, to the extent that the aggregate amount of the Echo Group’s tax benefit from the reduction in Tax liability as a result of the Transferred Basis, the Basis Adjustments or Imputed Interest under this Agreement is limited in a particular Taxable Year because the Echo Group does not have sufficient taxable income to fully utilize available deductions and other attributes, the limitation on the tax benefit for the Echo Group shall be allocated among the TRA Parties in proportion to the respective amounts of Tax Benefit Payments that would have been determined under this Agreement if the Echo Group had sufficient taxable income so that there were no such limitation.

(b) After taking into account Section 3.03(a), if for any reason the Company does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Company and the TRA Parties agree that (i) the Company shall pay the same proportion of each Tax Benefit Payment due to each Person due a payment under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c) To the extent the Company makes a payment to a TRA Party in respect of a particular Taxable Year under Section 3.01(a) of this Agreement (taking into account Section 3.03(a) and (b), but excluding payments attributable to Additional Amounts) in an amount in excess of the amount of such payment that should have been made to such TRA Party in respect of such Taxable Year, then (i) such TRA Party shall not receive further payments under Section 3.01(a) until such TRA Party has foregone an amount of payments equal to such excess and (ii) the Company shall pay the amount of such TRA Party’s foregone payments to the other TRA Parties in a manner such that each of the other TRA Parties, to the maximum extent possible, shall have received aggregate payments under Section 3.01(a) of this Agreement (excluding payments attributable to Additional Amounts) in the amount it would have received if there had been no excess payment to such TRA Party.

(d) Notwithstanding anything in Section 3.01 to the contrary, during any Taxable Period in which Change is a member of the Echo Group (an “Actual Consolidation Period”), to the extent that the aggregate tax benefit of the Echo Group resulting from (x) the Transferred Basis, the Basis Adjustments or Imputed Interest and (y) Tax Assets or Payment Deductions (as defined in the Change TRA), is limited in a particular Taxable Year because the Echo Group does not have sufficient taxable income, the limitation on the tax benefit for the Echo Group shall be allocated among this Agreement and the Change TRA (and among all parties eligible for payments under each) in proportion to the respective amounts of Tax Benefit Payments (as defined in this Agreement and the Change TRA) that would have been determined under the this Agreement and the Change TRA (and allocated among such parties) if the Echo Group had sufficient taxable income so that there were no such limitation.

(e) Notwithstanding anything in Section 3.01 to the contrary, during any taxable period in which Change is not a member of the Echo Group (a “Hypothetical Consolidation Period”), if the amount of the Tax Benefit Payment (as defined in this Agreement and the Change TRA) that would have been determined either under this Agreement or the Change TRA, as the case may be, would have been larger if such taxable period were an Actual Consolidation Period (as determined after the application of Section 3.03(d)), then the Tax Benefit Payments to be made under this Agreement and the Change TRA shall be determined by (i) the Echo Group and Change determining the Tax Benefit Payments (as defined in this Agreement and the Change TRA) that would have been payable if Change were a member of the Echo Group for such Hypothetical Consolidation Period and (ii) then applying Section 3.03(d) in respect of such Tax Benefit Payments such that the Echo Group and Change are not required to pay, collectively, an amount in excess of the amount they would pay, collectively, absent this Section 3.03(e).

(f) If for any reason the Company does not fully satisfy its payment obligations to make all Tax Benefit Payments due under the Tax Receivable Agreements in respect of a particular Taxable Year, (i) Change and the Company, respectively, shall pay the same proportion of each Tax Benefit Payment due under each of this Agreement and the Change TRA in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year under either this Agreement or the Change TRA until all Tax Benefit Payments in respect of prior Taxable Years have been made in full under both this Agreement and the Change TRA.

(g) To the extent the Company or Change makes a payment to a TRA Party under this Agreement or to the Change Shareholders (as defined in the Change TRA) under the Change TRA, respectively, in an amount in excess of the amount of such payment that should have been made to such Person (an “Overpaid Party”) in respect of such Taxable Year, then (i) the Overpaid Party shall not receive further payments under this Agreement or the Change TRA, as applicable, until the Overpaid Party has foregone an amount of payments equal to such excess and (ii) the Company or Change, as applicable, shall cause the amount of the Overpaid Party’s foregone payments to be paid to the other Person (the “Underpaid Party”), to the maximum extent possible, until the Underpaid Party shall have received aggregate payments under this Agreement in the amount it would have received if there had been no excess payment to the Overpaid Party.

(h) The parties hereto agree that the parties to the Change TRA are expressly made third party beneficiaries of the provisions of this Section 3.03.

ARTICLE 4

TERMINATION

Section 4.01. Early Termination and Breach of Agreement. (a) From and after the first to occur of (x) Qualified MCK Exit, (y) the termination of the MCK Exit Window and (z) the termination of the IPO Preference Period prior to the occurrence of a Qualified IPO, the Company may terminate this Agreement with respect to all amounts payable by the Company to the TRA Parties by paying to each TRA Party an aggregate amount equal to the Early Termination Payment Amount in respect of such TRA Party as provided in Section 4.03(a); provided, however, that if the Company, Echo and the MCK Representative agree, the Company may terminate this Agreement with respect to some or all of the amounts payable to less than all of the TRA Parties; provided, further that the Company may not terminate this Agreement pursuant to this Section 4.01(a) with respect to any TRA Party unless MCK no longer owns, directly or indirectly, any Units or the MCK Representative has waived the application of this proviso; provided, further that this Agreement shall terminate pursuant to this Section 4.01(a) with respect to a TRA Party only upon the receipt by such TRA Party of its Early Termination Payment, and the Company and Echo shall deliver an Early Termination Notice only if the Company is able to make all required Early Termination Payments under this Agreement at the time required by Section 4.03; and provided, further, that the Company may withdraw any notice to exercise its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by the Company in accordance with Section 4.03(a), the Company shall not have any further payment obligations under this Agreement with respect to each TRA Party that has received its Early Termination Payment in accordance with Section 4.03(a), other than for any (i) Tax Benefit Payment agreed to by the Company, on one hand, and the applicable TRA Party, on the other, as due and payable but unpaid as of the Early Termination Notice and (ii) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment). At any time that the Company is permitted to terminate this Agreement pursuant to this Section 4.01, the Company shall so terminate this Agreement upon the request of Echo (and shall withdraw any notice to terminate upon the request of Echo).

(b) In the event that a Senior Obligation of the Company or any of its Subsidiaries is accelerated (or deemed accelerated) in connection with an event of default (other than an event of default triggered upon a change in control) (“Accelerated” and such event, an “Acceleration”), then all obligations hereunder shall be Accelerated and such obligations shall (i) be calculated as if an Early Termination Notice had been delivered on the date of such Acceleration and the Early Termination Payments shall be calculated (x) as if an Early Termination Notice had been delivered on the date of the Acceleration and (y) applying the Valuation Assumptions as if all tax attributes described therein are fully utilized in the year of such Acceleration, (ii) include any Tax Benefit Payments in respect of a TRA Party agreed to by the Company and such TRA Party as due and payable but unpaid as of the date of an Acceleration, and (iii) include any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of an Acceleration; provided that procedures similar to the procedures of Section 4.02 shall apply with respect to the determination of the amount payable by the Company pursuant to this sentence.

(c) In the event that the Company breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (without duplication), but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of a breach, (ii) any Tax Benefit Payments in respect of a TRA Party agreed to by the Company and such TRA Party as due and payable but unpaid as of the date of a breach, and (iii) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of a breach; provided that procedures similar to the procedures of Section 4.02 shall apply with respect to the determination of the amount payable by the Company pursuant to this sentence. Notwithstanding the foregoing, in the event that the Company breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (i), (ii) and (iii) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Company fails to make any Tax Benefit Payment when due to the extent that the Company has insufficient funds to make such payment; provided that the interest provisions of Section 5.02 shall apply to such late payment, unless the Company does not have sufficient cash to make such payment as a result of limitations imposed by any credit agreement with respect to which the Company or any of its Subsidiaries is a party if such limitations are no more onerous than the corresponding limitations imposed by the credit agreements to which the Company is a party at the Closing, in which case Section 5.02 shall apply, but the Default Rate shall be replaced by LIBOR plus 300 basis points.

Section 4.02. Early Termination Notice. (a) If the Company chooses to exercise its right of early termination under Section 4.01 above, other than in connection with a Change of Control, the Company shall deliver to each TRA Party notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Company’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received such Schedule or amendment thereto unless the MCK Representative (a) within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Company with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (b) provides a written waiver of such right of a Material Objection Notice within the period described in clause (a) above, in which case such Schedule becomes binding on the date the waiver is received by the Company (such thirty (30) calendar day date as modified, if at all by clauses (a) or (b), the “Early Termination Effective Date”). If the Company and the MCK Representative, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Company of the Material Objection Notice, the Company and the MCK Representative shall employ the Reconciliation Procedures in which case such Schedule becomes binding ten (10) days after the conclusion of the Reconciliation Procedures.

(b) If the Company chooses to exercise its right of early termination under Section 4.01 above in connection with a Change of Control, any reference to 30 calendar days in Section 4.02 above shall instead be deemed to be 10 calendar days.

Section 4.03. Payment upon Early Termination. (a) Within three (3) calendar days after an Early Termination Effective Date, the Company shall pay each TRA Party an aggregate amount equal to the Early Termination Payment Amount in respect of such TRA Party (each, an “Early Termination Payment”). Each Early Termination Payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Party or as otherwise agreed by the Company and such TRA Party.

(b) The “Early Termination Payment Amount” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate (using a mid-year convention) as of the applicable Early Termination Effective Date, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Company beginning from the Early Termination Date and assuming that the Valuation Assumptions in respect of such TRA Party are applied, provided that the Change of Control Termination Rate (instead of the Early Termination Rate) shall be used to determine the Early Termination Payment in the case of an early termination in connection with a Change of Control.

ARTICLE 5

SUBORDINATION AND LATE PAYMENTS

Section 5.01. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Company to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Company and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Company that are not Senior Obligations. For the avoidance of doubt, any amounts owed by the Company under this Agreement are not Senior Obligations.

Section 5.02. Late Payments by the Company. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable, subject to Section 4.01(c).

ARTICLE 6

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.01. Participation in the Echo Group’s and the Company’s Tax Matters. Except as otherwise provided herein, the Echo shall have full responsibility for, and sole discretion over, all Tax matters concerning the Echo Group and the Company, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, Echo and the Company shall notify a TRA Party of, and keep the TRA Party reasonably informed with respect to, the portion of any audit of the Echo Group and/or the Company by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of such TRA Party under this Agreement, and shall provide to each such TRA Party reasonable opportunity to provide information and other input to the Echo, the Company and their respective advisors concerning the conduct of any such portion of such audit.

Section 6.02. Consistency. Echo, the Company and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state and local tax purposes and financial reporting purposes, all tax-related items (including, without limitation, the Transferred Basis, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Company in any Schedule required to be provided by or on behalf of the Company under this Agreement unless otherwise required by law.

Section 6.03. Reporting. The Company shall treat the MCK IPCo Owned Intellectual Property as amortizable for U.S. federal income tax purposes and shall not take a position inconsistent with such treatment unless required by reason of a final determination by a court of competent jurisdiction as to U.S. federal income tax matters to the contrary.

Section 6.04. Cooperation. Each of Echo, the Company and the TRA Parties shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter. The Company shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Applicability to New PST. Notwithstanding anything to the contrary in this Agreement, with respect to any Taxable Year in which any portion of a Tax Benefit Payment Amount results from a Basis Adjustment (a “New PST TRA Period”), the Company shall pay (i) to New PST (or its assigns pursuant to Section 7.07) the New PST TRA Payment (or its assigns pursuant to Section 7.07) and (ii) to IPCo the IPCo TRA Payment. A Tax Benefit Schedule provided to New PST, and a Tax Benefit Schedule provided to IPCo in a New PST TRA Period, shall show, in reasonable detail, the calculation of the New PST TRA Payment (along with all other information required pursuant to Section 2.03(a)). New PST shall be a TRA Party for all purposes of this Agreement, mutatis mutandis.

Section 7.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company, to:

Change Healthcare LLC

5995 Windward Parkway

Alpharetta, GA

Attention: Loretta Cecil, General Counsel

Facsimile: (404) 338-5145

with a copy (which shall not constitute notice to the Company) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, MA 02119

Attention: R. Newcomb Stillwell

Facsimile: (617) 235 0213

and

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Facsimile: (650) 752-2004

If to Echo, to:

c/o The Blackstone Group

345 Park AvenueNew York,

New York 10154

Attention: John G. Finley

Facsimile: (212) 583-5749

with a copy (which shall not constitute notice to the Company) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, MA 02119

Attention: R. Newcomb Stillwell

Facsimile: (617) 235 0213

and

Ropes & Gray LLP

Three Embarcardero Center

San Francisco, CA 94111-4006

Attention: Jason Freedman

Facsimile: (415) 315-4876

If to IPCo:

McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention: Assistant General Counsel

Facsimile: (415) 983-8457

with a copy (which shall not constitute notice to IPCo) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Facsimile: (650) 752-2004

If to a TRA Party other than IPCo, the address, fax number and email address set forth in the applicable joinder.

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.

Section 7.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.04. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and, other than as provided in Section 3.03(h), nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.07. Successors; Assignment; Amendments; Waivers. (a) Each TRA Party and the MCK Representative may assign any of its rights under this Agreement in whole or in part to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in the form of Exhibit A, agreeing to become a TRA Party for all purposes of this Agreement, except as otherwise provided in such joinder.

(b) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by the Company, Echo and the MCK Representative.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Each of Echo and the Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Echo or the Company, as the case may be, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Echo or the Company, as the case may be, would be required to perform if no such succession had taken place. Echo (and any of its successors) shall not transfer any equity interest in the Company.

Section 7.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.09. Resolution of Disputes. (a) Any and all disputes which are not governed by Section 7.10 and cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), a party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each TRA Party (i) expressly consents to the application of paragraph (c) of this Section 7.09 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Company as agent of the TRA Party for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the TRA Party of any such service of process, shall be deemed in every respect effective service of process upon the TRA Party in any such action or proceeding.

(c) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.09, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that this paragraph (c) has a reasonable relation to this Agreement, and to the parties’ relationship with one another. The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.09 and such parties agree not to plead or claim the same.

Section 7.10. Reconciliation. In the event that the Company, Echo and the MCK Representative are unable to resolve a disagreement with respect to the matters governed by Sections Section 2.04, 3.01, 4.02 or 6.02 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Company and the MCK Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Company or the MCK Representative or other actual or potential conflict of interest. If the Company and the MCK Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Tax Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Echo, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Company except as provided in the next sentence. The Company and the MCK Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the MCK Representative’s position, in which case the Company shall reimburse the MCK Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Company’s position, in which case the MCK Representative shall reimburse the Company for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.10 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.10 shall be binding on Echo, the Company and the TRA Parties and may be entered and enforced in any court having jurisdiction.

Section 7.11. Withholding. The Company shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law, provided, however, that the Company shall notify the MCK Representative (which shall notify the applicable TRA Parties) in advance before applying any such withholding to allow such applicable payee a reasonable opportunity to provide any applicable certificates, forms or other certificates that would eliminate or reduce such withholding, and the Company will otherwise reasonably cooperate with the applicable payee to eliminate or reduce such withholding. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

Section 7.12. Admission of Echo into a Consolidated Group; Transfer of Assets. (a) If Echo is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If the Company, any of its Subsidiaries or any member of the Echo Group transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which the Echo Group (or such successor group) does not file a consolidated Tax Return pursuant to Section 1501 of the Code, then, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the Echo Group and determining the Realized Tax Benefit of the Echo Group (or such successor group)) due hereunder, such Person shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such Person shall be equal to the gross fair market value of the contributed asset. For purposes of this Section 7.13, a transfer of an interest in an entity treated as a partnership or disregarded entity for U.S. federal income tax purposes shall be treated as a transfer of the transferor’s share of each of the assets and liabilities of that entity allocated to such transferor.

Section 7.13. Confidentiality. (a) Each TRA Party and each of their assignees acknowledge and agree that the information of the Company and their Affiliates is confidential and, except in the course of performing any duties as necessary for the Company and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Company and its Affiliates and successors, concerning the Company and its Affiliates and successors or the TRA Parties, learned by the TRA Party heretofore or hereafter. This Section 7.13 shall not apply to (i) any information that has been made publicly available by the Company or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns and (iii) any information a TRA Party discloses to a potential transferee pursuant to Section 7.07 under the terms of a confidential agreement the form of which is reasonably acceptable to Echo and the Company. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Company and its Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

(b) If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, the Company shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company or any of its Affiliates or the TRA Parties and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.14. The Company Parties hereby agree that each of the Company Parties will be jointly and severally liable for any payment obligations of the JV or the Corporate Taxpayer contained in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHANGE HEALTHCARE LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Co-President and Co-Secretary

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Co-President and Co-Secretary

PF2 IP LLC

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	President

PF2 PST SERVICES INC.

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	President

MCKESSON CORPORATION

By:	/s/ Paul Smith
	Name:	Paul Smith
	Title:	SVP, Taxes

HCIT HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	President and Treasurer

[Signature Page – MCK Tax Receivable Agreement]

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Co-President and Co-Secretary

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Co-President and Co-Secretary

CHANGE HEALTHCARE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Co-President and Co-Secretary

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Co-President and Co-Secretary

CHANGE HEALTHCARE FINANCE INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Co-President and Treasurer

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Co-President and Secretary

MCKESSON TECHNOLOGIES LLC

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Vice President and Secretary

[Signature Page – MCK Tax Receivable Agreement]

PST SERVICES LLC

By:	/s/ John. G. Saia
	Name:	John. G. Saia
	Title:	Vice President and Secretary

CHANGE HEALTHCARE OPERATIONS, LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

CHANGE HEALTHCARE SOLUTIONS, LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	General Counsel and Secretary

CHANGE HEALTHCARE HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	General Counsel and Secretary

[Signature Page – MCK Tax Receivable Agreement]

CHANGE HEALTHCARE, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	General Counsel and Secretary

[Signature Page – MCK Tax Receivable Agreement]